Exhibit 99.2
                                                                    ------------


January 27, 2000

Contact:     John R. Biggar, PP&L Resources (610) 774-5613
             Timothy J. Paukovits, PP&L Resources (610) 774-4124



           PP&L RESOURCES 2001 EARNINGS FORECAST: 27 PERCENT INCREASE
           ----------------------------------------------------------
    OVER ALL-TIME RECORD YEAR IN 1999, 13 PERCENT INCREASE OVER 2000 FORECAST
    -------------------------------------------------------------------------

         ALLENTOWN, Pa.---Just one day after reporting 1999 earnings, which marked an all-time high, PP&L Resources, Inc. (NYSE: PPL) told financial analysts in New York City today (1/27) that it expects earnings per share for 2001 of $2.95 to $3.00. The forecast for 2001 earnings represents an increase of about 27 percent over 1999 adjusted earnings of $2.35 per share and about a 13 percent increase over forecasted 2000 earnings per share of $2.60 to $2.65.

         "The success of our integrated corporate strategy to generate and sell competitively priced energy in key U.S. markets and to operate high-quality delivery businesses around the world is proven in the numbers," said William F. Hecht, chairman, president and chief executive officer. "Yesterday, we reported record earnings results for 1999, and we are forecasting even stronger earnings growth for 2000 and 2001 than we forecast about a year ago."

         John R. Biggar, senior vice president and chief financial officer, added "As we bring to a close the first full year of electric industry competition in Pennsylvania, the company has a sound strategy in place, which is proving to be successful, and we are delivering on our promise to grow earnings and build value for our shareowners," Biggar said the key drivers for earnings growth in 2000 and 2001 include:

          --Continued growth in retail electric sales and revenues;

          --Increased earnings contributions from unregulated investments;

          --Improved output at PP&L's generating facilities; and

          --Lower operation and maintenance expenses than previously forecast.

         The success of PP&L EnergyPlus, the company's competitive retail marketing subsidiary, over the past year has been coupled with lower-than-expected loss of customer load as a result of competition and customer choice in Pennsylvania's deregulated electric generation market. PP&L EnergyPlus is currently licensed to market energy in five states: Pennsylvania, Delaware, Maine, Montana and New Jersey.

         "We saw an increase of 8 percent in electricity supplied to commercial and industrial customers during 1999," said Biggar. "And, the electricity we supplied to residential customers in 1999 increased by 4 percent even though we didn't compete for customers in that market. We expect to see continued success in the industrial and commercial energy markets."

         "We are providing tremendous value and quality to the customers of the energy distribution systems that we own and operate in the U.S., as well as in the United Kingdom and Latin America - the focus of our international operations," said Hecht.

         "Our company's strategy to own and effectively operate power plants with well-diversified fuel sources in the Northeast and Western U.S. regions maximizes the value of our physical assets. This, in turn, helps to minimize the cost of our product and allows us to compete effectively in the deregulated energy marketplace," said Hecht.

         Hecht also sees PP&L Resources' recent Montana acquisition, the company's largest ever, as a real boost for the company's Western strategy. That acquisition included 11 hydroelectric power plants and dams, two coal-fired power plants, a storage reservoir and other related assets totaling 1,315 megawatts. "This is not simply the acquisition of a generation company," said Hecht. "We're selling energy in the Western markets." Another vital component of PP&L's Western strategy is the 600-megawatt, natural gas-fired power plant under construction in Kingman, Ariz., which will supply the needs of the Southwest starting in 2001.

         Based in Allentown, Pa., PP&L Resources, Inc. is a Fortune 500 company that delivers electricity and natural gas to more than 1.3 million customers in Pennsylvania; sells wholesale and retail energy in 35 U.S. states and Canada; generates electricity at power plants in Pennsylvania, Maine and Montana; delivers electricity to 1.4 million customers in southwest Britain; and delivers electricity to more than 800,000 customers in Chile, Bolivia and El Salvador.

                                      # # #

         Certain statements contained in this news release, including statements with respect to future earnings, revenues, expenses, performance and financial results of domestic and foreign subsidiaries, wholesale and retail marketing results, generating capacity and other statements which are statements of other than historical facts, are "forward-looking statements" within the meaning of the federal securities laws. Although PP&L Resources believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to have been correct.

These forward-looking statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the forward-looking statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: state and federal regulatory developments; new state or federal legislation; national or regional economic conditions; market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the effect of any business or industry restructuring; PP&L Resources' and PP&L, Inc.'s profitability and liquidity; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; performance of new ventures; political, regulatory or economic conditions in foreign countries where PP&L Global makes investments; foreign exchange rates; and PP&L Resources' and PP&L, Inc.'s commitments and liabilities. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PP&L Resources' 1998 Form 10-K and interim reports on file with the SEC. New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for PP&L Resources to predict all of such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and PP&L Resources undertakes no obligation to update the information contained in such statement to reflect subsequent developments or information.